UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2010
SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 S. Yale, Suite 400 Tulsa, Oklahoma	74135

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (918) 592-7900
Not Applicable

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On April 20, 2010 pursuant to the terms of the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated October 14, 2009 by and between Syntroleum Corporation (“Syntroleum”) and Fletcher International, Ltd. (“Fletcher”), Fletcher exercised its right to purchase 1,135,374 shares (the “Shares”) of common stock of Syntroleum at a purchase price of $2.6423 for an aggregate purchase price of $3,000,000 in a subsequent closing. In connection with this purchase, Syntroleum was obligated to issue a warrant (the “Subsequent Closing Warrant”) to Fletcher to purchase up to 1,419,218 shares of Syntroleum common stock at an exercise price of $3.3029 per share that is exercisable until April 20, 2016. A copy of the Subsequent Closing Warrant is attached as Exhibit 10.90 hereto and the terms of which are incorporated into this Item 8.01 by this reference.
     The issuance of the Shares and the Subsequent Closing Warrants to Fletcher was registered on Syntroleum’s Registration Statement on Form S-3 (File No. 333-157879) that was initially declared effective by the Securities and Exchange Commission on May 22, 2009.
     Fletcher has now purchased all of the shares of common stock that it was granted the right to purchase under the Securities Purchase Agreement except for 5,676,871 shares, in the aggregate, which Fletcher retains the right to purchase under the Subsequent Closing Warrant and the other warrants previously issued pursuant to the terms of the Securities Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:
10.90 Common Stock Purchase Warrant dated April 20, 2010 issued by Registrant to Fletcher International, Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION
Date: April 20, 2010	By:	/s/ Edward G. Roth
Edward G. Roth
President, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.90	Common Stock Purchase Warrant dated April 20, 2010 issued by Registrant to Fletcher International, Ltd.